POWER OF ATTORNEY

          THE UNDERSIGNED hereby makes, constitutes and appoints Lisa A. Kraeutler (the "Attorney"), with full power of substitution, the true and lawful attorney in fact for the undersigned, in the undersigned's name, place and stead and on the undersigned's behalf, to complete, execute and file with the United Sates Securities and Exchange Commission (the "Commission"), one or more initial statements of beneficial ownership of securities pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that the Attorney deems necessary or appropriate in order to comply with the requirements of said
Section 16(a) and such rules and regulations.

          This Power of Attorney shall remain in effect for a period of two years from the date hereof or until such earlier date as a written revocation thereof is filed with the Commission.


Dated:  May 1, 2003




                                          /s/ Kathleen K. Schoemaker
                                          --------------------------------------
                                          Kathleen A. Schoemaker